Exhibit 99.1

2008 NAMED EXECUTIVE OFFICER BONUS PROGRAMS

Stephen J. Scarborough

A pretax bonus equal to 2.25% of Company pre-tax income, a bonus targeted to equal 150% of base salary, and a discretionary bonus. The target bonus will be payable as follows: 40% based on the
Company’s achievement of a targeted level of net new orders[1], 30% based on the Company’s achievement of a targeted inventory level[1], and 30% based on the Company’s achievement of a targeted revenue level[2].
The target bonus will be adjusted up or down based on the extent to which actual performance exceeds or falls short of the target[3]. The amount of target bonus paid to the executive, if any, will be subtracted from the amount of pretax income otherwise payable to the executive.

The discretionary portion of the bonus will be based upon the Compensation Committee’s evaluation of performance in the following areas: quality of service, employee morale, management development, investor relations, internal controls, strategic planning and SG&A management.

Michael C. Cortney	Mr. Cortney retired from the Company, effective March 15, 2007, and therefore a bonus program for 2008 was not established for him.

Scott D. Stowell

A pretax bonus equal to 1.5% of Company pre-tax income, a bonus targeted to equal 150% of base salary, and a discretionary bonus. The target bonus will be payable as follows: 40% based on the Company’s achievement of a targeted level of net new orders[1], 30% based on the Company’s achievement of a targeted inventory level[1], and 30% based on the Company’s achievement of a targeted revenue level[2]. The target bonus will be adjusted up or down based on the extent to which actual performance exceeds or falls short of the target[3]. The amount of target bonus paid to the executive, if any, will be subtracted from the amount of pretax income otherwise payable to the executive.

The discretionary portion of the bonus will be based upon the Committee’s evaluation of performance in the following areas: quality of service, employee morale, management development, internal controls, strategic planning and SG&A management.

Andrew H. Parnes

A bonus targeted to equal 150% of base salary, one-half target based and one-half discretionary. The target based portion of the bonus will be based 50% on the Company’s achievement of a targeted level of net new orders[1] and 50% on the Company’s achievement of a targeted inventory level. The target based portion of the bonus will be adjusted up or down based on the extent to which actual performance exceeds or falls short of the target[3].

The discretionary portion of the bonus will be based upon the Committee’s evaluation of performance in the following areas: accounting, finance, treasury, investor relations, and internal controls.

Bruce F. Dickson

A pretax bonus equal to 1.25% of the Region’s pre-tax income, a bonus targeted to equal 150% of base salary, and a discretionary bonus of up to $100,000. The target bonus will be payable as follows: 40% based on the Region’s achievement of a targeted level of net new orders[1], 30% on the Region’s achievement of a targeted inventory level, and 30% on the Region’s achievement of a targeted revenue level[2]. The target bonus will be adjusted up or down based on the extent to which actual performance exceeds or falls short of the target[3]. The amount of target bonus paid to the executive, if any, will be subtracted from the amount of pretax income otherwise payable to the executive.

The discretionary bonus will be paid based on the CEO and COO’s recommendation to the Committee and the Committee’s subjective evaluation of the executive’s leadership and the Region’s performance with respect to customer and employee satisfaction, SG&A management and internal controls.

[1]

Net new orders include joint venture orders. The inventory target level includes investments in joint ventures (but excludes the inventory of joint ventures) and excludes the impact of impairments and inventory not owned.

[2]	Excludes revenue from lot and bulk land sales and joint ventures.

[3]	The target bonus will be adjusted as follows:

Net New Orders		Inventory		Revenue
Percentage of Target Achieved	Percentage Payout	Percentage of Target Achieved	Percentage Payout	Percentage of Target Achieved	Percentage Payout
>115%	125%	>110%	0%	>113%	125%
110%	110%	110%	50%	107%	110%
100%	100%	105%	80%	100%	100%
90%	80%	100%	100%	93%	80%
81%	50%	95%	110%	87%	50%
<81%	0%	90%	125%	<87%	0%

The net new orders, inventory and revenue targets will be adjusted to reflect the sale and/or closure of operating divisions based on the date of the sale and/or closure.